SUB - ITEM D

The MFS Intermediate Income Trust (the "Trust") deleted disclosure identifying the Trust as non-diversified in the General Description of Registrant and Risk Factors sections of the prospectus contained in the Trust's Registration Statement No. 11 (File No. 811-5400), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2006, on Form N-2 under the Investment Company Act of 1940. Such document is incorporated herein by reference.